Exhibit 99.1

UniTek Global Services Appoints Andrew J. Herning as Chief Financial Officer

BLUE BELL, PA, June 6, 2013 — UniTek Global Services, Inc. (“UniTek” or “the Company”) (NASDAQ: UNTK) a premier provider of permanently outsourced infrastructure services to the telecommunications, broadband cable, wireless, transportation, public safety and satellite television industries, today announced the appointment of Andrew J. Herning as the Company’s Chief Financial Officer, effective June 4, 2013. Kenneth J. Cichocki, who joined the Company as Interim Chief Financial Officer on April 15, 2013 and has been instrumental in the Company’s financial oversight, will assist Mr. Herning as needed in order to ensure an orderly transition.

“Andrew is an accomplished financial and operational executive who brings to UniTek a wealth of experience in financial controls and reporting, as well as strong relationships with the financial community. We conducted an extensive search of over 200 candidates, and Andrew’s background and commitment to people made him the clear choice for this important role,” said Rocky Romanella, Chief Executive Officer of UniTek. “Moreover, he has proven expertise in leadership, managing organizational change, process improvement and execution at fast-growing companies. We are pleased to have him join our executive team and look forward to his contributions as we advance our business. Andrew’s vision, tactical execution capabilities and ability to collaborate with business partners are closely aligned with the operating philosophy and culture we are instilling at UniTek.

“I would also like to thank Ken for his contributions over the last several months, during a challenging period for our Company. Through Ken’s leadership and uncompromising commitment, we are nearing completion of our financial restatements and outstanding SEC filings, which will allow us to focus on our future. It is also important to thank Don Gately for his recent work as both Chief Operating Officer and interim President of our Pinnacle Wireless division. With a permanent CFO on board, we are now focused on the search for a President of the Pinnacle division, and I have the utmost confidence in Don’s ability to continue leading that group until the recruitment process is complete. Operationally, I believe our business is strong, and that UniTek is poised to achieve growth and success in the second half of 2013.”

Mr. Herning joins UniTek from AS America, Inc. (American Standard Brands), a multinational manufacturer of high quality building products with over 5,000 employees in North America, where he most recently served as interim CFO. Before being named interim CFO in 2012, he held senior-level positions leading the finance function for American Standard’s Fixtures and

Chinaware business units, and previously served as the Global Controller of American Standard Companies’ $2.4 billion bath and kitchen division. Prior to American Standard, Mr. Herning spent 11 years at KPMG LLP and Arthur Andersen LLP providing audit and advisory services to companies primarily in the telecommunications and technology industries, and was registered as a Certified Public Accountant in Colorado from 1996-2006.  He graduated from Marquette University with a Bachelor of Science in Business Administration - Accounting.

“I am pleased to be joining UniTek and grateful for the opportunity that management and the Board of Directors have given me,” said Herning. “I am impressed with the energy, enthusiasm, resilience and work ethic exhibited throughout the Company’s senior leadership as well as the Finance and Accounting team. UniTek is a dynamic company with a strong track record of execution and a reputation as an industry leader.  I believe that management’s strategy is sound, their goals are achievable and there is significant potential for growth. I look forward to working as part of this management team and playing a role in UniTek’s future success.”

In connection with his hiring, Mr. Herning will receive an inducement grant consisting of 47,850 restricted stock units (RSUs), one-half (23,925) of which are subject to time-vesting in four equal installments over four years with 12.5% vesting on each anniversary of the date of grant and the other half of which will vest subject to the satisfaction of the performance conditions for 2013 previously established for other participants in the Company’s Senior Executive Long-Term Incentive Plan.

About UniTek Global Services

UniTek Global Services is a provider of engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite industries. UniTek has created a scalable operating platform, enabling each UniTek subsidiary to deliver quality services to its Fortune 200 customers. www.unitekglobalservices.com.

Forward-Looking Statements

The statements in this press release that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, operating performance, general financial, economic, and political conditions affecting the Company’s business and its target industries, the ability of the Company to perform its obligations under its contracts and agreements with customers and other risks contained in reports filed by the Company with the Securities and Exchange Commission, including in our Form 10-K for the year ended December 31, 2011. The words “may,” “could,” “should,” “would,” “believe,” “are confident,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aspire,” and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward looking statement, whether written or oral, which may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contact Info:

The Piacente Group | Investor Relations

Lee Roth

(212) 481-2050

unitek@tpg-ir.com